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                                                                       EXHIBIT 5

The Chase Manhattan Bank                              Neila B. Radin
Legal Department                                      Senior Vice President and
270 Park Avenue                                       Associate General Counsel
New York, New York, 10017

                                                  December 19, 1997

The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017

               Re:  Registration Statement on Form S-3
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Dear Sirs:

     I have acted as counsel to The Chase Manhattan Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 750,000 shares of Common Stock, $1 par value per share, of the Company (the "Shares"), to be issued to transferees of options issued pursuant to The Chase Manhattan Corporation 1996 Long-Term Incentive Plan, the Chemical Banking Corporation Long-Term Stock Incentive Plan, The Chase Manhattan 1994 Long-Term Incentive Plan, The Chase Manhattan 1987 Long-Term Incentive Plan, the Chemical Banking Corporation--1993 Long Term Incentive Plan of Margaretten Financial Corporation and the Chemical Banking Corporation--1992 Stock Option Plan of Margaretten Financial Corporation (collectively, the "Plans") and transferred in accordance with the terms of the Plans.

     In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that when the Registration Statement has become effective under the Act and the Shares are issued in accordance with the terms of the applicable Plan and the award agreement (including any amendment or other document modifying such award agreement) with respect to the options pursuant to which such Shares are issuable, the Shares will be duly authorized, validly issued and fully paid and non-assessable shares of the Company's Common Stock, $1 par value per share.

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     I know that I am referred to under the caption "Legal Matters" in the prospectus contained in the Registration Statement, and I hereby consent to the use of my name in such prospectus and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    By: /s/ Neila B. Radin